Exhibit 99.1

ARC DECLARES PREFERRED DIVIDENDS

DENVER, CO— (BUSINESS WIRE)— April 27, 2007— Affordable Residential Communities Inc. (NYSE: ARC) today announced that its Board of Directors declared a cash dividend of $0.515625 on each share of its Series A Cumulative Redeemable Preferred Stock. The dividend is payable on July 30, 2007 to shareholders of record on July 13, 2007.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”) currently owns and operates approximately 57,264 homesites located in 276 communities in 23 states and has a property and casualty insurance operation located in Waco, Texas. ARC is focused on operating primarily all-age manufactured home communities and providing fire and homeowners insurance for low value dwellings and manufactured homes with headquarters in Englewood, CO.

CONTACT:
Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer
866-847-8931
investor.relations@aboutarc.com
                  Or
Integrated Corporate Relations, Inc
Brad Cohen, 203-682-8211